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HEALTHEXTRAS                                               HealthExtras, Inc.
                                                      2273 Research Boulevard
                                                          Rockville, MD 20850
                                                     Telephone:  301.548.2900
                                                     Facsimile:  301.548.2992
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For Immediate Release
---------------------                       Contact:
                                            KCSA Worldwide Public Relations
                                            Todd Fromer / Elizabeth Mwangi
                                            212-896-1215 / 212-896-1242
                                            todd@kcsa.com / emwangi@kcsa.com
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    HEALTHEXTRAS ANNOUNCES ACQUISITION OF PHARMACY BENEFIT
                               MANAGEMENT COMPANY

    ROCKVILLE, MD, DECEMBER 16, 2002 -- HEALTHEXTRAS, INC. (NASDAQ: HLEX), a pharmacy benefit management company, today announced the acquisition of Pharmacy Network National Corporation ("PNNC") of Raleigh, North Carolina. PNNC is a provider of pharmacy benefit management services to a diverse client base
 - with a significant geographic concentration in the Carolinas and Tennessee.

    "The acquisition of PNNC is another important step for HealthExtras as it continues to focus on the advantages of local market differentiation," stated David T. Blair, Chief Executive Officer of HealthExtras. "We expect the transaction to be accretive on a consolidated basis and it should allow the Company to establish another geographic base from which to grow enrollment and revenues."

    PNNC has accelerated the development of its business over the past several years by providing high quality account management services, flexible benefit and network design options and innovative approaches to meeting the challenges of increasing pharmaceutical costs and utilization.

    Andrew Barrett, President of PNNC said, "We believe this transaction with HealthExtras will allow us to continue to grow our business while providing our clients with the same high level of service by the same team from our Raleigh office. Also, this transaction will provide our existing clients with broader clinical programs and enhanced electronic reporting and management tools."

    On a consolidated basis, HealthExtras revenues should approach $400 million for 2003. Once fully integrated, PNNC is expected to contribute $.10 to $.12 per share on a pre-tax basis to the Company's annual earnings. The timing and extent of PNNC's contributions to consolidated revenues and earnings for 2003 will be fully addressed in the Company's next quarterly conference call. The details of the $21 million cash transaction will be described in the Company's required filings with the Securities and Exchange Commission.

 ABOUT HEALTHEXTRAS, INC. (WWW.HEALTHEXTRAS.COM)
 -----------------------------------------------
 HealthExtras, Inc. is a diversified provider of pharmacy, health and disability benefits. The Company currently provides benefits to over 2 million members and the Company's clients include managed care organizations, large employer groups, unions, government agencies and individual consumers.

 The Company's integrated pharmacy benefit management services include: claims processing, mail order services, benefit design consultation, drug utilization review, formulary management and drug data analysis services. Additionally, the Company operates a national retail pharmacy network with over 53,000 participating pharmacies.

                                    - more -
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 You may register to receive HealthExtras future press releases or to download a complete Digital Investor Kit(TM) including press releases, regulatory filings and corporate materials by clicking on the "KCSA Interactive Platform" icon at www.kcsa.com.

 This press release may contain forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in HealthExtras' filings with the Securities and Exchange Commission.

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